Incorporated in the Cayman Islands

GreenVector Holdings Limited

This is to certify that **[Name of shareholder]**
[Address of shareholder]

is / are the registered shareholder(s) of:

No. of Share(s) **[•]**	Type of Share **Class A Ordinary**	Par Value **US$0.0001**
Date of Record **[Month Day, Year]**	Certificate Number **[•]**	% Paid **100.00**

The above share(s) is / are subject to the Memorandum and Articles of Association of the Company and transferable in accordance therewith.

______________________ Director ______________________ Director / Secretary